Exhibit 5.1

Troutman Pepper Locke llp 301 S College Street, Suite 3400 Charlotte, NC 28202 troutman.com

December 15, 2025

Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Fortress Biotech, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the resale from time to time by affiliates of Oaktree Fund Administration, LLC (the “Selling Stockholders”) of up to an aggregate of 600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the exercise of warrants (the “Warrants”) issued to the Selling Stockholders pursuant to the First Amendment to Credit Agreement dated as of December 12, 2025, by and between the Company, the Selling Stockholders, as administrative agent, and the lenders from time to time party thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, we have reviewed the corporate proceedings taken by the Company with respect to the issue and sale, and registration of the resale of, the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Fourth Amended and Restated Bylaws and the Warrants. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon a certificate of an officer of the Company, and have assumed, without independent inquiry, the accuracy of that certificate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on the original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except that we make no such assumption with respect to the Company.

Fortress Biotech, Inc. December 15, 2025 Page 2

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon the foregoing, we are of the opinion that, as of the date hereof, the Shares, when issued and delivered upon exercise of the Warrants against payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP